                                                                     EXHIBIT 3.2

                               State of Delaware

                       Office of the Secretary of State

                         _____________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CAPX CORPORATION", CHANGING ITS NAME FROM "CAPX CORPORATION" TO "AUTOLEND GROUP, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 1995, AT 9 O'CLOCK A.M.

                      [SEAL APPEARS HERE]     /s/ Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

                                            AUTHENTICATION: 9596470

                                                      DATE: 02-25-99

                           CERTIFICATE OF AMENDMENT

                                    TO THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                               CAPX CORPORATION

                        ADOPTED IN ACCORDANCE WITH THE
                       PROVISIONS OF SECTION 242 OF THE
                       DELAWARE GENERAL CORPORATION LAW

          It is hereby certified that:

          1. The present name of the corporation (the "Corporation") is CAPX Corporation.

          2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 23, 1989.

          3. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          FIRST: The name of the corporation (hereinafter called the "Corporation") is AutoLend Group, Inc.

          4. The foregoing amendment was declared advisable by the board of directors of the Corporation pursuant to a resolution duly adopting the amendment on November 18, 1994 and was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the affirmative vote of the Stockholders of the Corporation.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Steve Simon, its President, and J. Michael Mayerfeld, its Assistant Secretary, this 2 day of February, 1995.

                                                 AUTOLEND GROUP, INC.

                                                 By: /s/ Steve Simon
                                                    ----------------------------
                                                    Steve Simon, President

Attest:
/s/ J. Michael Mayerfeld
--------------------------------
J. Michael Mayerfeld
Assistant Secretary

                                     -2-